UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2008

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2008, MagnaChip Semiconductor LLC (the “Company”) entered into a Forbearance Agreement to Credit Agreement, dated as of November 14, 2008 (the “Forbearance Agreement”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers (the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “Agent”), in connection with the Credit Agreement, dated as of December 23, 2004 (as amended, the “Credit Agreement”). An Event of Default exists under the Credit Agreement as a result of the Borrowers’ failure to comply with the Credit Agreement’s Minimum Consolidated EBITDA covenant for the period ended October 31, 2008 (the “Existing Default”). In addition, an Event of Default is expected to occur as a result of the Borrowers’ anticipated breach of the Credit Agreement’s Minimum Consolidated EBITDA covenant for the period ending November 30, 2008 (together with the Existing Default, the “Specified Defaults”).

Under the Forbearance Agreement, the Agent and the Lenders (collectively, the “Lender Parties”) agree to temporarily forbear from exercising certain of their default-related rights and remedies against the Company, Borrowers, and Subsidiary Guarantors with respect to the Specified Defaults during the forbearance period beginning on November 14, 2008 and ending on the earlier to occur of (i) a forbearance default under the Forbearance Agreement and (ii) December 10, 2008, during which time the Borrowers will seek to effectuate a financial restructuring. In addition, each Lender and the Issuing Bank under the Credit Agreement have agreed, under certain circumstances, to continue making credit extensions to Borrowers under the Credit Agreement notwithstanding the Specified Defaults.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Forbearance Agreement, which is attached hereto as Exhibit 10.64 to this report and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.64	Forbearance Agreement, dated as of November 14, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: November 14, 2008	By:	/s/ Sang Park
Sang Park Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.64	Forbearance Agreement, dated as of November 14, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.